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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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Global Traffic Network, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBAL TRAFFIC NETWORK, INC.
880 Third Avenue, 6th Floor
New York, New York 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 20, 2008
TO THE STOCKHOLDERS OF GLOBAL TRAFFIC NETWORK, INC.:
     Please take notice that the annual meeting of stockholders of Global Traffic Network, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at The Four Seasons Hotel Las Vegas, 3960 Las Vegas Boulevard South, Las Vegas, Nevada 89119, on Wednesday, February 20, 2008, at 2:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:
1.	To change the Company’s state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation,” by merging the Company with a wholly-owned subsidiary to be incorporated in Nevada pursuant an Agreement and Plan of Merger in the form attached as Appendix A to the proxy statement for the Annual Meeting;

2.	To elect six directors;

3.	To ratify the appointment of BDO Kendalls as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2008; and

4.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.
     Pursuant to action of the Board of Directors, stockholders of record on January 4, 2008 will be entitled to vote at the Annual Meeting or any adjournments thereof. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.
     A PROXY FOR THE ANNUAL MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors Dale C. Arfman Treasurer and Secretary

January 8, 2008

GLOBAL TRAFFIC NETWORK, INC.
880 Third Avenue, 6th Floor
New York, New York 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
FEBRUARY 20, 2008
VOTING AND REVOCATION OF PROXY
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Traffic Network, Inc. (periodically referred to herein as the “Company”) to be used at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at The Four Seasons Hotel Las Vegas, 3960 Las Vegas Boulevard South, Las Vegas, Nevada 89119, on Wednesday, February 20, 2008, at 2:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:
1.	To change the Company’s state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation,” by merging the Company with a wholly-owned subsidiary to be incorporated in Nevada pursuant an Agreement and Plan of Merger in the form attached as Appendix A to the proxy statement for the Annual Meeting;

2.	To elect six directors;

3.	To ratify the appointment of BDO Kendalls as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2008; and

4.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.
     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders was January 8, 2008. A proxy, which is being solicited by our Board of Directors, is enclosed with this Proxy Statement. Each stockholder who signs and returns a proxy may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a stockholder who has signed a proxy does not alone revoke that proxy.

PROXIES AND VOTING
REINCORPORATION IN NEVADA
ELECTION OF DIRECTORS
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSALS OF STOCKHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/UNTIMELY STOCKHOLDER PROPOSALS
SOLICITATION
APPENDIX A
APPENDIX B
APPENDIX C
PROXIES AND VOTING
     A proxy for the Annual Meeting is enclosed herewith. You are requested to fill in and sign the proxy, which is being solicited by the Board of Directors, and mail it promptly in the enclosed envelope. Only holders of record of the Company’s common stock at the close of business on January 4, 2008, the “Record Date” for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 18,045,000 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.
     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.
     All shares represented by proxies will be voted for approval of the Reincorporation, for the election of the nominees for the Board of Directors named in this Proxy Statement and for ratification of BDO Kendalls’ appointment as the Company’s independent registered public accounting firm unless a contrary choice is specified. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A stockholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.
     The Board of Directors unanimously recommends that you vote “FOR” approval of the Reincorporation, “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement, and “FOR” the ratification of BDO Kendalls as the independent registered public accounting firm of the Company for fiscal 2008.
     While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

REINCORPORATION IN NEVADA
(Proposal One)
     We propose to change our state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation.” The Reincorporation would be effected through the merger of the Company into a newly formed Nevada corporation that is a wholly owned subsidiary of the Company, which we refer to as “Global Nevada,” pursuant to an Agreement and Plan of Merger, or “merger agreement,” in substantially the form attached as Appendix A to this Proxy Statement. Upon completion of the merger, Global Nevada will be the surviving corporation and will continue to operate our business under the name “Global Traffic Network, Inc.” In this section, we refer to the Company before the Reincorporation as “the Company” and after the merger as “Global Nevada.” In connection with the Reincorporation:
•	There will be no change in our business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which we expect to be immaterial);

•	The directors and officers of the Company prior to the Reincorporation will hold the same respective positions with Global Nevada following the Reincorporation, and there will be no substantive change in employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers of the Company; and

•	Your shares of common stock of the Company will automatically be converted into an equivalent number of shares of common stock of Global Nevada and the Company will apply to have shares of its common stock listed on the Nasdaq Stock Market under the same symbol (GNET). YOU WILL NOT NEED TO EXCHANGE YOUR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF GLOBAL NEVADA.
     Upon completion of the Reincorporation, the authorized capital stock of Global Nevada will consist of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, which is identical to the existing authorized capital stock of the Company.
Reasons for the Reincorporation
     Our Board of Directors has unanimously approved the Reincorporation and believes that the best interests of the Company and its stockholders will be served by changing our state of incorporation from Delaware to Nevada. Primarily, the Reincorporation would eliminate our obligation to pay the annual Delaware franchise tax which would result in significant savings to us over the long term. For 2007 and 2006, we were required to pay approximately $82,000 and $53,000, respectively, in annual franchise fees to the State of Delaware. Should we reincorporate in the State of Nevada, our current annual filing fee in the State of Nevada would be approximately $175. The difference between annual filing fees in Delaware and Nevada will continue to become greater if the value of our assets continues to grow.
Potential Disadvantages of Reincorporation
     A potential disadvantage of reincorporating from Delaware to Nevada is that Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the governing and effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them.
Principal Features of the Reincorporation — The Merger Agreement
     The Reincorporation would be effected through the merger of the Company with and into Global Nevada, a newly formed Nevada corporation that will be a wholly owned subsidiary of the Company, pursuant to the merger agreement. Prior to the merger, Global Nevada will have no material assets or liabilities and will not have carried on any business. Upon completion of the merger, Global Nevada will succeed to the assets and liabilities of the Company and will continue to operate our business under the name “Global Traffic Network, Inc.” The merger agreement is attached to this proxy statement as Appendix A.
     Prior to the merger, Global Nevada will have one share of common stock issued and outstanding held by the Company, with only minimal capital. Upon completion of the merger, each outstanding share of common stock of the Company will be automatically converted into one share of common stock of Global Nevada. In addition, all outstanding warrants and options exercisable for shares of the Company’s common stock will be automatically converted in to comparable warrants and options of Global Nevada. The terms of the merger agreement will provide that the one outstanding share of outstanding common stock of Global Nevada held by the Company will be cancelled upon the effectiveness of the merger, with the result that the Company’s current stockholders will be the only shareholders of the surviving corporation.
     Subject to obtaining requisite stockholder approval for the Reincorporation, the merger will become effective by the filing of articles of merger with the Nevada Secretary of State and a certificate of merger and the plan of merger with the Delaware Secretary of State. Upon the effectiveness of the merger, the articles of incorporation and the bylaws of Global Nevada, in substantially the forms attached as Appendices B and C to this Proxy Statement, respectively, will govern corporate operations and activities of the surviving corporation.
     You will not have to take any action to exchange your stock certificates as a result of the merger. The current certificates representing shares of the Company’s common stock will automatically represent an equal number of shares of Global Nevada’s common stock following the Reincorporation. New certificates with a new CUSIP number representing shares of Global Nevada common stock will be available for any stockholder desiring to make an exchange and for all new issuances.
Effective Time
     If the Reincorporation is approved by the stockholders at the Annual Meeting, it is anticipated that the Reincorporation will become effective as soon as practicable thereafter. However, the merger agreement may be terminated and abandoned, or the consummation of the Reincorporation may be deferred for a reasonable time, by action of the Company’s Board of Directors at any time prior to the effective time of the Reincorporation, whether before or after the approval of this Proposal No. 1, if the Board of Directors determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation would no longer be in the best interests of the stockholders or that the deferral thereof is advisable. In addition, the Board of Directors may amend the merger agreement at any time prior to the merger, provided that an amendment made subsequent to the adoption by the Company’s stockholders shall not (i) alter or change the amount or kind of securities to be received in exchange for the Delaware Common Stock, (ii) alter or change any term of the articles of incorporation of Global Nevada, as the surviving corporation to the merger, or (iii) alter or change any of the terms and conditions of the merger agreement if such alteration or change would, in the opinion of the Board of Directors, adversely affect the Company’s stockholders.

Differences between Delaware and Nevada Law
     The rights of the Company’s stockholders are currently governed by Delaware law and the Company’s certificate of incorporation and bylaws. The merger agreement provides that, at the effective time of the merger, the separate corporate existence of the Company will cease and the former stockholders of the Company will become stockholders of Global Nevada. Accordingly, after the effective time of the merger, your rights as a stockholder will be governed by Nevada law and the articles of incorporation and bylaws of Global Nevada. The statutory corporate laws of the State of Nevada, as governed by the Nevada Revised Statutes, are similar in many respects to those of Delaware, as governed by the Delaware General Corporation Law. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the corporation, if the Reincorporation is consummated. The following are summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of Global Nevada following the merger.
     The following discussion is a summary. It does not give you a complete description of the differences that may affect you. You should also refer to the Nevada Revised Statutes, as well as the forms of the articles of incorporation and the bylaws of Global Nevada, which are attached as Appendices B and C, respectively, to this Proxy Statement, and which will come into effect concurrently with the effectiveness of the Reincorporation merger as provided in the merger agreement. In this section, we use the term “charter” to describe either the certificate of incorporation under Delaware law or the articles of incorporation under Nevada law.
     General. As discuss above under “Potential Disadvantages of the Reincorporation,” Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the governing and effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them.
     Removal of Directors. Under Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.
     Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Company’s current certificate of incorporation currently limits the liability of the Company’s directors to the fullest extent permitted by law.
     While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in three respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Third, Nevada law with respect to the elimination of liability for directors and officers expressly applies to liabilities owed to creditors of the corporation. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors (which provision would be contained in the Global Nevada charter), and permits limitation of liability arising from a breach of the duty of loyalty and from obligations to the corporation’s creditors.
     Indemnification of Officers and Directors and Advancement of Expenses. Although Delaware and Nevada law have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents, Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. The current charter and bylaws of the Company provide for mandatory advancement of expenses to directors and officers and the charter and by-laws of Global Nevada would similarly contain these provisions.
     Action by Written Consent of Directors. Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if ALL members of the board or committee, as the case may be, consent to the action in writing.
     Actions by Written Consent of Shareholders. Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Delaware law requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada law does not require notice to the stockholders of action taken by less than all of the stockholders.
     Dividends. Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.
     Nevada law provides that no distribution (including dividends on, or redemption or repurchases of,

shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred shareholders.
     Restrictions on Business Combinations. Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.
     Nevada law regulates business combinations more stringently. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. In addition, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.
     Special Meetings of the Shareholders. Delaware law permits special meetings of shareholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special shareholder meeting. Nevada law permits special meetings of shareholders to be called by the entire board of directors, any two directors, or the President, unless the articles of incorporation or bylaws provide otherwise.
     Special Meetings Pursuant to Petition of Stockholders. Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting. Nevada law is more restrictive. Under Nevada law, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The reincorporation may make it more difficult for our stockholders to require that an annual meeting be held without the consent of the board of directors.
     Adjournment of Shareholder Meetings. Under Delaware law, if a meeting of shareholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Under Nevada law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.
     Duration of Proxies. Under Delaware law, a proxy executed by a shareholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. Nevada law also provides for irrevocable proxies, without limitation on duration, in limited circumstances.
     Shareholder Vote for Mergers and Other Corporate Reorganizations. Delaware law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. A Nevada corporation may provide in its articles of incorporation that the corporation may sell, lease or exchange all or substantially all of its assets upon approval by the board of directors without the requirement of shareholder approval. Currently, no such provision is contemplated to be contained in the Global Nevada articles of incorporation. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a shareholder vote of the surviving corporation in a merger under substantially similar circumstances.
     Increasing or Decreasing Authorized Shares. Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the shareholders, so long as the action taken does not change or alter any right or preference of the shareholder and does not include any provision or provisions pursuant to which only money will be paid or script issued to shareholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Delaware law contains no such similar provision.
Certain Federal Income Tax Consequences of the Reincorporation
     The Company intends the Reincorporation to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the Reincorporation qualifies as a tax-free reorganization, the holders of the Company’s common stock will not recognize any gain or loss under the Federal tax laws as a result of the occurrence of the Reincorporation, and neither will the Company or Global Nevada. Each stockholder will have the same basis in Global Nevada’s common stock received as a result of the

Reincorporation as that holder has in the corresponding common stock of the Company held at the time the Reincorporation occurs. Each holder’s holding period in Global Nevada’s common stock received as a result of the Reincorporation will include the period during which such holder held the corresponding common stock of the Company at the time the Reincorporation occurs, provided the latter was held by such holder as a capital asset at the time of consummation of the Reincorporation.
     This Proxy Statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This Proxy Statement does not address the tax consequences under state, local or foreign laws.
     This discussion is based on the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.
     You should consult your own tax advisor to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

ELECTION OF DIRECTORS
(Proposal Two)
     Our Board of Directors currently consists of six directors, each of whom has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of stockholders, or until his or her successor is elected and shall have qualified.
     The names of the nominees, their ages as of the mailing date of this Proxy Statement and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

	Principal Occupation, Business Experience
Name and Age of	For the Past Five Years and	Director
Director and Nominee	Directorships of Public Companies	Since
William L. Yde III Age 55	William L. Yde III was one of our co-founders and has served as our Chairman, Chief Executive Officer and President since our inception in May 2005. Mr. Yde founded The Australia Traffic Network Pty Limited in June 1997 and has served as its Chairman and Chief Executive Officer since its inception. Prior to forming The Australia Traffic Network Pty Limited, Mr. Yde founded Wisconsin Information Systems, Inc. dba as Milwaukee Traffic Network in 1994, and expanded its operations to create traffic networks in Milwaukee, Oklahoma City, Omaha and Albuquerque before selling all of its assets in 1996 to Metro Networks, Inc., now a wholly-owned subsidiary of Westwood One, Inc. In 1999, Mr. Yde co-founded (Nihon) Japan Traffic Network, and served as its Chief Executive Officer and as a director from 1999 to January 2002, at which time the company suspended operations.	2005

Dale C. Arfman Age 54	Dale C. Arfman was one of our co-founders and has served as our Treasurer and Secretary since September 2005. Mr. Arfman has been with The Australia Traffic Network Pty Limited since 1999. In 1999, Mr. Arfman was a co-founder of (Nihon) Japan Traffic Network and served as its Chief Financial Officer and as a member of its Board of Directors from 1999 to January 2002, at which time the company suspended operations. From 1996 to 1999, Mr. Arfman contributed to the development of traffic networks in Oklahoma City, Albuquerque and Omaha as an officer of Wisconsin Information Systems, Inc. dba Milwaukee Traffic Network. Prior to his involvement in the traffic business, Mr. Arfman was a loan officer with Bank One Indianapolis.	2005

Gary O. Benson Age 63	Gary O. Benson has been a member of our Board of Directors since September 2005. Mr. Benson currently serves as President, Treasurer and Broker of Twin Town Realty, Inc., a real estate brokerage firm, where he has been employed since 1964. He has also served as the General Partner of Goben Enterprises LP, a general investment firm, since 1995, and as Chief Executive Officer and President of Transcontinental Acceptance Corporation, which currently engages in exercise equipment leasing, since 1995.	2005

	Principal Occupation, Business Experience
Name and Age of	For the Past Five Years and	Director
Director and Nominee	Directorships of Public Companies	Since
Shane E. Coppola Age 41	Shane E. Coppola has been a member of our Board of Directors since June 2006. Mr. Coppola served as President and Chief Executive Officer of Westwood One, Inc. from May 2003 until December 2005, and served as a director of Westwood One, Inc. from October 2003 until December 2005. From May 2002 to May 2003, Mr. Coppola was the Managing Partner of Columbus Capital Partners, LLC, which he founded. From September 1999 to May 2002, Mr. Coppola served as Executive Vice President of Westwood One’s Metro and Shadow Broadcasting operations. From 1992 to September 1999, Mr. Coppola was a director and Executive Vice President of Metro Networks, Inc. Currently, Mr. Coppola serves as the Managing Member of American Skating Centers, LLC, a company that owns and operates ice skating facilities.	2006

Stuart R. Romenesko Age 44	Stuart R. Romenesko has been a member of our Board of Directors since February 2007. Mr. Romenesko currently owns his own financial and management consulting firm focused in the areas of finance, operations and strategy. Mr. Romenesko served as a Strategic Advisor to Petters Group Worldwide, LLC, a private company focused on creating, developing and investing in companies that manufacture, procure and market merchandising solutions for key growth markets, from November 2006 until March 2007. Prior to assuming this role, Mr. Romenesko served as that company’s Chief Financial Officer since 2002, and has also served in such capacities as its President and interim Chief Executive Officer. From January of 2000 to October 2002, Mr. Romenesko was Executive Vice President, Chief Financial Officer, co-Founder and Director of Magnum Technologies Inc. From January 1994 to June 1999, he served as Senior Vice President Finance, Chief Financial Officer, Treasurer and Assistant Secretary for ValueVision International, Inc., also known as ShopNBC. Mr. Romenesko, a Certified Public Accountant, has held various positions at both regional and international accounting firms. In addition, Mr. Romenesko has completed the Director Training & Certification Program offered by the UCLA Anderson School of Management.	2007

Gary L. Worobow Age 42	Gary L. Worobow has been a member of our Board of Directors since December 2006. Mr. Worobow serves as Executive Vice President and General Counsel of Five S Capital Management, Inc. Previously, Mr. Worobow was with Westwood One, Inc. where he served as Executive Vice President, Business Affairs and Business Development from 2003 through 2006, and as Senior Vice President and General Counsel from 1999 through 2002. Mr. Worobow was a founder and General Counsel of Columbus Capital Partners, LLC from 2002 through 2003. In addition, Mr. Worobow held the positions of Senior Vice President, General Counsel and Board Member for Metro Networks, Inc. from 1995 to 1999.	2006

Compensation Discussion and Analysis
     This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive and principal financial officers, our three other most highly compensated individuals who were serving as executive officers as of June 30, 2007 and an additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer as of June 30, 2007. These individuals are referred to in this prospectus as the “named executive officers.”
     Overview of Compensation Program
     The primary goals of our executive compensation structure are to provide competitive levels of compensation that integrate pay with our annual company objectives and long-term goals, reward above-average company performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be consistent with others in our industry. To meet these goals, our compensation committee has determined that the total compensation program for executive officers should generally consist of some or all of the following four components, the amount of each component to be based upon a combination of individual and company performance:
•	Base salary;

•	Annual cash incentive compensation (bonus);

•	Non-equity incentive plan compensation (sales commissions); and

•	Stock options.
     Each individual component of compensation meets some or all of our compensation goals. Base salary is designed to provide the competitive annual cash compensation required to attract and retain qualified executives. Annual bonus and non-equity incentive plan compensation are performance based awards designed to reward employees for achieving objectives on an individual and/or company wide basis. Stock options are intended to reward employees for long-term company performance and to align employees’ interests with the interests of our stockholders. The factors considered to date in determining annual cash bonus amounts paid and the amount of stock options granted to our named executive officers have been subjective and qualitative in nature and entirely within the discretion of our Board of Directors or the compensation committee thereof. In the future our compensation committee will consider establishing defined performance objectives on which to base bonus and stock option awards to our named executive officers.
     With respect to stock options, our compensation committee has taken into consideration the existing stock ownership of our named executive officers in an effort to tailor the application of our equity incentive compensation policies. Specifically, our compensation committee recognizes that our President and Chief Executive Officer and our Treasurer and Secretary had substantial stock ownership in our company at the time of our March 2006 initial public offering and continue to hold substantial amounts of our stock. As a result, the compensation committee has determined that grants of long-term incentives to these executives in the form of stock options are not currently necessary to align their interests with those of our stockholders and to incentivize them to execute our company’s long-term objectives.
          Mr. William Pezzimenti, who serves as President and Director of Australia Traffic Network Pty Ltd. (“Australia Traffic Network”), was the only named executive officer that received non-equity incentive plan compensation in the form of monthly sales-based commissions during fiscal 2007. Prior to our becoming a public company in March 2006, Mr. Pezzimenti historically received incentive compensation in the form of sales-based commissions and we have elected to continue compensating him in this manner. Due to the relatively mature nature of our Australian operations, the financial results of these operations is highly dependant on continued sales of our commercial advertising inventory. Therefore, we believe that providing a component of incentive compensation tied directly to sales of advertising inventory is appropriate for Mr. Pezzimenti. Due to the more varied focuses of our earlier stage Canadian operations, we did not elect to provide commission-based non-equity incentive compensation tied to the fiscal 2007 performance of our Canadian business. Commencing in fiscal 2008, however, we have established a commission-based compensation plan for Mr. Ivan Shulman, who serves as our Senior Vice President and Director of International Sales, that is based on the performance of our Canadian operations.
     Role of our Compensation Committee
     The primary objectives of our compensation committee with respect to executive compensation are to attract, retain and motivate the best possible executive talent by providing appropriate levels of risk and reward for executive employees and in proportion to individual contribution and performance. To achieve these objectives, the compensation committee establishes appropriate incentives for the executive officers to further our long term strategic plan and avoid undue emphasis on short-term market value.
     The charter of our compensation committee authorizes the committee to approve compensation for our Chief Executive Officer, to develop policies and programs governing the compensation of all company executives that support corporate objectives and the long-term interests of stockholders, and to administer our equity compensation plans. Because our compensation committee is expected to evaluate the performance of our executives in achieving our company’s long-term goals and stated objectives, the compensation committee charter establishes an expectation that our compensation committee meet at least once annually, and more frequently if circumstances dictate. Although our compensation committee has typically met with our Chief Executive Officer, when appropriate, such as when the compensation committee is discussing or evaluating compensation for our Chief Executive Officer, the compensation committee meets in executive session without management. Although our compensation committee is solely responsible for establishing compensation for our Chief Executive Officer, our Chief Executive Officer plays a significant role in establishing compensation received by the other named executive officers by providing periodic reports and recommendations to our compensation committee concerning the performance and compensation of these other named executive officers and, in some instances, establishing compensation and subsequently reporting to the compensation committee. With the exception of our Chief Executive Officer, the named executive officers do not currently have any role in determining or recommending the form or amount of compensation that they receive.
     The compensation committee receives and reviews materials in advance of each meeting. These materials include information that the chair of our compensation committee believes will be helpful to the compensation committee as a whole, such as benchmark information, historical compensation data, performance metrics and criteria and, if applicable, the Board of Director’s assessment of our company’s performance against its goals. Upon request by our compensation committee, our Chief Financial Officer and other named executive officers may provide financial and other information to assist the compensation committee in determining appropriate compensation levels.
     Our compensation committee has the authority to retain (with funding provided by us) experts in the field of executive compensation. The compensation committee has the sole authority to retain and terminate these experts, and to approve their fees and other retention terms. In addition, our compensation committee has the authority to obtain advice and assistance from internal or external legal, accounting, human resource or other advisers. To date, our compensation committee has not retained a compensation consultant to conduct a comprehensive review of our policies and procedures with respect to executive compensation. However, the compensation committee does conduct an annual review of the total compensation of each of our executive officers. To date, this review has included a study of externally prepared reports of publicly available compensation packages for officers of other public reporting companies and a comparison of the individual components of base salary, incentive compensation and equity compensation received by such officers against that received or proposed to be received by the named executive officers.
     Elements of 2007 Executive Compensation
     Base Salary. The base salaries for the named executive officers were initially established pursuant to employment agreements or arrangements entered into at the commencement of the executives’ employment with our company. The base salaries for our executives are established based on the scope of their responsibilities, the level of their experience and the urgency of our need for the executive’s particular skill set, taking into account competitive market data on compensation for similar positions within public companies having a similar market capitalization as ours. Base salaries of our executives are reviewed on an annual basis by our compensation committee. Salaries may be adjusted as appropriate to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Increases are considered in the context of the general trends in compensation practices, our overall annual budget and in the context of the overall compensation payable to an individual. If our compensation committee believes that increased compensation is warranted based on responsibilities and performance levels that recur from year to year (rather than individual or company performance over the past year), the increase will generally take the form of an increase in base salary rather than a one-time bonus awards. Based on the expanded scope of his individual responsibilities in light of our becoming a public company, our compensation committee approved an increase in the annual base salary payable to Mr. Yde from $350,000 to $400,000. Also based on the expanded scope of his individual responsibilities in light of our becoming a public company, as well as the multiple executive functions performed by him, our compensation committee approved an increase in the annual base salary payable to Mr. Cody from $200,000 to $300,000.
     Annual Bonus. Our compensation committee or, in some instances, our Chief Executive officer has made subjective determinations with respect to annual bonuses based on a named executive officer’s achieving or exceeding individual performance objectives and/or an evaluation of overall company performance against expectations. During the fiscal year ended June 30, 2007, cash bonuses were awarded to Messrs. Yde and Shulman of $50,000 and $100,000, respectively. The award to Mr. Yde was based primarily on overall operating performance of our company as well as Mr. Yde’s efforts in pursuing opportunities for our business to expand into additional geographic markets. The award to Mr. Shulman, which was determined by our Chief Executive Officer, was based primarily on the individual efforts of Mr. Shulman in driving the results of our Canadian expansion efforts.
     In the future, our compensation committee will consider establishing defined performance objectives on which to base bonus awards to our executive officers.
     Long Term Incentive Program. We believe that long term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards and, to date, our long-term compensation has consisted entirely of stock options. Our stock compensation plans have been established to provide key employees, including our executive officers, with incentives to help align the employees’ interests with those of our stockholders, enabling our executive officers to participate in the long-term appreciation of our stockholder value, while personally experiencing the impact of any business setbacks, whether company specific or industry based. Additionally, we include stock options in our compensation program as a means of promoting retention of key executives, which is achieved by subjecting such options to service-based vesting schedules. Most options vest one-third per year over three years, with vesting dates matching the anniversaries of the grant date.

     The initial stock option grant made to an executive officer upon joining us is primarily based on competitive conditions applicable to the executive officer’s specific position. In addition, our compensation committee considers the number of options owned by other executive officers in comparable positions within our company, as well as at comparable public companies. Subsequent grants to executive officers are generally considered and awarded in connection with the annual company-wide compensation review or at other times deemed appropriate. Such subsequent grants serve to maintain a competitive position for our company relative to new opportunities that may become available to our executive officers.
     Awards to an executive officer are based upon his or her sustained performance over time, ability to impact results that drive our stockholder value, level of responsibility within the company, potential to take on roles of increasing responsibility in our company and competitive equity award levels for similar positions and responsibilities in comparable public companies. Equity awards are not granted automatically to our executive officers on an annual basis. With respect to our President and Chief Executive Officer and our Treasurer and Secretary, we have recognized their substantial stock ownership positions in our company and have determined that options grants are not currently necessary to align their interests with those of our stockholders and to incentivize them to execute on our company’s long-term objectives. During the fiscal year ended June 30, 2007, we granted each of Messrs. Cody and Shulman stock options to purchase up to 100,000 shares of our common stock. The grant to Mr. Cody was made in conjunction with the one year anniversary of his employment agreement with our company and was deemed appropriate in light of his potential to impact our operating and financial results that drive the value of our stock. Mr. Shulman received two stock options grants of 50,000 each, one of which was pursuant to his employment arrangement with our company and the other of which was a discretionary grant. The discretionary grant was made based upon the recommendation of our Chief Executive Officer. None of our other named executive officers received stock option grants during the fiscal year ended June 30, 2007. Our compensation committee will continue to analyze the facts and circumstances surrounding these and other executives when making option grant determinations.
     We have not established any stock ownership guidelines for our executives but we believe that a meaningful equity stake in our company by our executive officers fosters alignment between the interests of our executive officers and those of our stockholders.
     Non-Equity Incentive Plan Compensation — Sales Commissions. William Pezzimenti, President and Director of Australia Traffic Network, receives non-equity incentive plan compensation in the form of monthly sales-based commissions. Our Chief Executive Officer established monthly sales targets for Australia Traffic Network for the fiscal year ended June 30, 2007. If Australia Traffic Network achieved at least 100% of its sales target for a particular month, Mr. Pezzimenti was entitled to receive a commission payment equal to the amount by which 2% of that month’s net sales exceeded his monthly base salary. If Australia Traffic Network achieved at least 95% but less than 100% of its sales target for the month, Mr. Pezzimenti was entitled to receive a commission payment equal to the amount by which 1.5% of that month’s net sales exceeded his monthly base salary. Mr. Pezzimenti was not entitled to receive commissions for any month in which Australia Traffic Network failed to achieve at least 95% of its sales target. However, we agreed to “true-up” the commission payments to Mr. Pezzimenti on a quarterly basis such that Mr. Pezzimenti was entitled to received the entire 2% or 1.5% of net sales, as applicable, if Australian Traffic Network failed to achieve 100% or 95% of its sales target for a particular month but achieved the applicable threshold percentage of the cumulative sales targets for the entire three month period. During the fiscal year ended June 30, 2007, Mr. Pezzimenti achieved eight of his monthly sales targets and achieved at least 95% of such targets in two additional months. In the aggregate, Australia Traffic Network achieved approximately 101% of its cumulative monthly sales targets for fiscal 2007 and Mr. Pezzimenti received aggregate sales commissions of $206,062. We evaluate the terms of the non-equity incentive plan applicable to Mr. Pezzimenti on an annual basis and revise the terms of this plan based on this review. For fiscal year 2008, we have increased Mr. Pezzimenti’s base salary to approximately $408,000 and provided monthly incentives of approximately $11,000 and $5,000 based on sales targets set up the Chief Executive Officer. The targets roughly approximate the 95% and 100% of Australia Traffic Networks sales targets used to determine the fiscal year 2007 commission payments.
     For the fiscal year ending June 30, 2008, we have established a similar commission-based non-equity compensation plan for Ivan Shulman, Senior Vice President and Director of International Sales, that is based on the performance of our Canadian operations. Under this plan, Mr. Shulman is entitled to receive monthly cash commissions equal to a percentage of Canada Traffic Network’s monthly net revenues provided that such net revenues exceed certain thresholds. The applicable commission percentage is 1% if net revenues for the month exceed $400,000, 2% if net revenues for the month exceed $500,000, 3% if net revenues for the month exceed $600,000, or 4% if net revenues for the month exceed $700,000. In addition, Mr. Shulman will also be entitled to receive separate $100,000 cash bonus payments if Canada Traffic Network achieves positive EBITDA and positive net income prior to the allocation of corporate overhead (if any), respectively.
     Severance and Other Benefits Upon Termination of Employment
     In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide our named executive officers with severance protections that are consistent with the severance protections offered by our peer group companies. Thus, the current employment agreements with Messrs. Yde, Cody, and Arfman provide that the executive would be entitled to severance benefits in the event of a termination of employment by the Company without cause or by the executive in the event of a material breach by the Company of the executive’s employment agreement. Our compensation committee has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with our company and as part of their overall compensation package. The severance benefits for these executives generally consist of continued salary for a period of 18 months, or, in the case of Mr. Cody, through the end of the term of his employment agreement.
     We believe these severance benefits are consistent with the minimum severance arrangements of our peer group companies and provide these executive officers with financial and personal security during a period of time when they are likely to be unemployed.
     Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the named executive officers in connection with their termination of employment or a change in control.
     Tax Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limit, however, for performance-based compensation meeting certain requirements. Stock option awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible.
Compensation Committee Report
     The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Shane E. Coppola Gary L. Worobow
Summary Compensation Table — Fiscal 2007
     The following summary compensation table reflects cash and non-cash compensation for the fiscal year ended June 30, 2007 awarded to or earned by the named executive officers.

	Fiscal
	Year					Non-Equity
Name and	Ended				Option	Incentive Plan	All Other
Principal Position	June 30	Salary ($)		Bonus ($)	Awards ($)(1)	Compensation ($)	Compensation ($)		Total ($)
William L. Yde III	2007	$366,500		$50,000	$0	$0	$0		$416,500
President and Chief Executive Officer
Scott E. Cody	2007	$229,769		$0	$95,125	$0	$6,504	(2)	$331,398
Chief Financial Officer and Chief Operating Officer
Dale C. Arfman	2007	$179,000		$0	$0	$0	$0		$179,000
Treasurer and Secretary
Ivan N. Shulman	2007	$261,386		$100,000	$81,540	$0	$0		$442,926
Senior Vice President and Director of International Sales
William Pezzimenti(3)	2007	$282,930		$0	$34,433	$206,062 (4)	$21,562	(5)	$544,987
President and Director of Australia Traffic Network
Kenneth A. Casseri(6)	2007	$116,667	(7)	$0	$0	$0	$172,680	(8)	$289,347
Former President of Canadian Traffic Network ULC

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123(R). Assumptions used in calculating this amount are included in Note 12 to our audited financial statements for the fiscal year ended June 30, 2007.

(2)	Consists of reimbursement for health benefit premiums paid by the employee.

(3)	Mr. Pezzimenti is paid in Australian dollars. For the purposes of this table, his compensation has been converted to United States dollars utilizing the average monthly exchange rate for the fiscal year ended June 30, 2007.

(4)	Consists of non-equity incentive plan compensation in the form of monthly sales-based commissions. Our Chief Executive Officer established monthly sales targets for The Australia Traffic Network for the fiscal year ended June 30, 2007. If The Australia Traffic Network achieved at least 100% of its sales target for a particular month, Mr. Pezzimenti was entitled to receive a commission payment equal to the amount by which 2% of that month’s net sales exceeded his monthly base salary. If Australia Traffic Network achieved at least 95% but less than 100% of its sales target for the month, Mr. Pezzimenti was entitled to receive a commission payment equal to the amount by which 1.5% of that month’s net sales exceeded his monthly base salary. Mr. Pezzimenti was not entitled to receive commissions for any month in which Australia Traffic Network failed to achieve at least 95% of its sales target. However, we agreed to “true-up” the commission payments to Mr. Pezzimenti on a quarterly basis such that Mr. Pezzimenti was entitled to received the entire 2% or 1.5% of net sales, as applicable, if Australian Traffic Network failed to achieve 100% or 95% of its sales target for a particular month but achieved the applicable threshold percentage of the cumulative sales targets for the entire three month period. During the fiscal year ended June 30, 2007, Mr. Pezzimenti received aggregate sales commissions of $206,062.

(5)	Consists of automobile related costs incurred for the benefit of the employee.

(6)	Mr. Casseri commenced employment with us on May 16, 2005. On January 16, 2007, we entered into a severance agreement with Mr. Casseri pursuant to which he resigned as an officer of Canadian Traffic Network, effective immediately, and as an employee of our company effective January 31, 2007.

(7)	Represents salary paid to Mr. Casseri through January 31, 2007, the termination date of his employment with our company.

(8)	Represents a one-time $150,000 cash severance payment made to Mr. Casseri on February 1, 2007 and $22,680 paid to Mr. Casseri as reimbursement for automobile lease payments, $19,320 of which related to the period of time following the termination of his employment.
Compensation of Named Executive Officers
     The Summary Compensation Table — Fiscal 2007 above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers in fiscal 2007. The primary elements of the named executive officers’ total compensation reported in the table are base salary, a cash bonus, a long-term equity incentive consisting of stock options and/or non-equity incentive plan compensation in the form of sales-based commissions. Our named executive officers also earned or were paid the other benefits listed in column entitled “All Other Compensation” of the Summary Compensation Table — Fiscal 2007, as further described in the footnotes to the table.
     The Summary Compensation Table — Fiscal 2007 should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each named executive officer’s employment agreement, base salary and bonus is provided immediately following this paragraph. The Grants of Plan-Based Awards in Fiscal 2007 table, and the description of the material terms of the stock options granted in fiscal 2007 that follows it, provide information regarding the long-term equity incentives awarded to named executive officers in fiscal 2007. The Outstanding Equity Awards at Fiscal 2007 Year-End table provides further information on the named executive officers’ potential realizable value with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our named executive officers under certain circumstances.

Description of Employment Agreements, Salary, and Bonus Amounts
     Employment Agreement with William L. Yde III
     Salary and Bonus. On November 18, 2005, we entered into an employment agreement with William L. Yde III, our Chief Executive Officer and President. The agreement has a term of five years and became effective on March 29, 2006, the closing date of our initial public offering. Pursuant to this agreement, Mr. Yde is entitled to receive an initial base salary of $350,000 per year, subject to $50,000 increases that are contingent upon us achieving certain profit levels as determined by the Board of Directors. On March 29, 2007, the compensation committee of the Board of Directors increased Mr. Yde’s annualized base salary to $400,000. Mr. Yde is also eligible to receive a bonus of up to $50,000 annually and a bonus in the form of stock awards or grants of options to purchase our capital stock, dependent upon such factors or goals as may be determined by the Board of Directors from time to time. The agreement requires Mr. Yde to devote substantially all of his working time to us. Also pursuant to the agreement, the Board, in its sole discretion, may grant Mr. Yde up to 500,000 shares of our common stock (as adjusted for stock splits, stock combinations, reorganizations or similar events) if the stock has traded at an average closing sales price of $30.00 per share of common stock for 20 consecutive trading days during the term of the agreement, as reported on the NASDAQ Global Market (or such other market or exchange if our common stock is then quoted or listed on a market or exchange other than the NASDAQ Global Market).
     Confidentiality, Non-competition and Non-solicitation. The agreement contains standard provisions regarding protection of our confidential information (as defined in the employment agreement) and prohibits Mr. Yde from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the agreement, without our prior express written consent:
•	providing services to any of our competitors anywhere outside of the United States similar to those provided to us during his employment;

•	soliciting or attempting to induce any of our customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or

•	soliciting or attempting to induce any of our employees to leave our employ, or to work for, render services or provide advice to or supply our confidential business information or trade secrets to any third person or entity.
     Employment Agreement with Scott E. Cody
     Salary and Bonus. On February 14, 2006, we entered into an employment agreement with Scott E. Cody, our Chief Operating Officer and Chief Financial Officer. The agreement has a term of three years and became effective on March 29, 2006, the closing date of our initial public offering. This agreement was amended effective March 29, 2007. Pursuant to the employment agreement, as amended, Mr. Cody is entitled to receive a base salary of $300,000 per year. The employment agreement, as amended, requires Mr. Cody to devote substantially all of his working time to us.
     Stock Options. In connection with entering into the employment agreement, our Board of Directors approved a grant to Mr. Cody of an option to purchase 100,000 shares of our common stock. This option, which was granted on March 23, 2006 (the effective date of our initial public offering), has an exercise price equal to $5.00 (the initial public offering price) and vests over three years with 33,334 shares vesting on March 23, 2007 and 33,333 shares vesting on each of March 23, 2008 and March 23, 2009. In addition, on March 29, 2007, upon approval by the compensation committee of the Board of Directors, we granted Mr. Cody stock options to purchase an additional 100,000 shares of our common stock at an exercise price equal to $5.25 per share. The option vests over three years with 33,333 shares vesting on each of March 29, 2008 and 2009, and 33,334 shares vesting on March 29, 2010.
     Confidentiality, Non-competition and Non-solicitation. The employment agreement contains standard provisions regarding protection of our confidential information (as defined in the employment agreement) and prohibits Mr. Cody from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the employment agreement, without our prior express written consent:
•	providing services to any of our competitors anywhere outside of the United States similar to those provided to us during his employment;

•	soliciting or attempting to induce any of our customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or

•	soliciting or attempting to induce any of our employees to leave our employ, or to work for, render services or provide advice to or supply our confidential business information or trade secrets to any third person or entity.
     Employment Agreement with Dale C. Arfman
     Salary and Bonus. On November 18, 2005, we entered into an employment agreement with Dale C. Arfman, our Treasurer and Secretary. The agreement has a term of three years and became effective on March 29, 2006, the closing date of our initial public offering. Pursuant to this agreement, Mr. Arfman is entitled to receive an initial base salary of $175,000 per year. Mr. Arfman is also eligible to receive a cash bonus or a bonus in the form of stock awards or grants of options to purchase our capital stock, dependent upon such factors or goals as may be determined by the Board from time to time. The agreement requires Mr. Arfman to devote substantially all of his working time to us.
     Confidentiality, Non-competition and Non-solicitation. The agreement contains standard provisions regarding protection of our confidential information (as defined in the employment agreement) and prohibits Mr. Arfman from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the agreement, without our prior express written consent:
•	providing services to any of our competitors anywhere outside of the United States similar to those provided to us during his employment;

•	soliciting or attempting to induce any of our customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or

•	soliciting or attempting to induce any of our employees to leave our employ, or to work for, render services or provide advice to or supply our confidential business information or trade secrets to any third person or entity.
     Employment Arrangement with Ivan N. Shulman
     Salary and Bonus. On May 3, 2006, we entered into an unwritten employment arrangement with Ivan N. Shulman that became effective on May 8, 2006, pursuant to which Mr. Shulman serves as Senior Vice President and Director of International Sales. Under his employment arrangement, we have agreed to pay

Mr. Shulman an initial annualized base salary of $250,000 during his first year of employment, with a $50,000 increase in base salary in each of the following two years. Mr. Shulman is also eligible to receive bonus compensation from time to time as determined by our Board of Directors.
     Stock Options. Pursuant to Mr. Shulman’s employment arrangement, we granted Mr. Shulman an option to purchase 50,000 shares of our common stock on May 8, 2006, the date on which he commenced his employment with us. We also agreed to grant Mr. Shulman similar options to purchase an additional 50,000 shares of our common stock on each of May 8, 2007 and May 8, 2008, provided that he remains an employee of ours on such dates (the May 8, 2007 option has been granted). In addition, we elected to grant Mr. Shulman an additional option to purchase 50,000 shares of our common stock on December 8, 2006. All of these options have or will have an exercise price equal to the fair market value of our common stock on the date of grant and vest or will vest in three equal annual installments commencing on the one-year anniversary of the date of grant.
     Confidentiality, Non-competition and Non-solicitation. Although Mr. Shulman’s employment is not governed by a written employment agreement and has no definite term, he is subject to an agreement which provides for confidentiality, non-competition and non-solicitation covenants that will remain in effect during the period in which he is employed by us and continuing for one year following the termination of such employment.
     Confidentiality, Non-competition and Non-solicitation Agreement with William Pezzimenti
     We have entered into an agreement with Mr. William Pezzimenti which provides for confidentiality, non-competition and non-solicitation covenants that will remain in effect for a period of one year following termination of Mr. Pezzimenti’s employment.
     Grants of Plan-Based Awards in Fiscal 2007
     The following table sets forth information with respect to stock options granted to the named executive officers during the fiscal year ended June 30, 2007. All stock options identified in the following table were granted under the 2005 Plan, the material terms of which are described below.

		Option Awards:
		Number of
		Securities	Exercise or Base	Grant Date
		Underlying Options	Price of Option	Fair Value of
Name	Grant Date	(#)	Awards ($/Sh)	Option Awards
William L. Yde III	—	0	—	—
Scott E. Cody	March 29, 2007	100,000 (1)	$5.25	$315,100
Dale C. Arfman	—	0	—	—
Ivan N. Shulman	December 8, 2006	50,000 (2)	$4.66	$147,900
Ivan N. Shulman	May 8, 2007	50,000 (3)	$7.05	$215,100
William Pezzimenti	—	0	—	—
Kenneth A. Casseri	—	0	—	—

(1)	Represents a discretionary option grant that vests with respect to 33,333 shares on each of March 29, 2008 and March 29, 2009 and with respect to 33,334 shares on March 29, 2010. The option has an exercise price equal to the fair market value of our common stock on the date of grant.

(2)	Represents a discretionary option grant that vests with respect to 16,667 shares on each of December 8, 2007 and December 8, 2008 and with respect to 16,666 shares on December 8, 2009. The option has an exercise price equal to the fair market value of our common stock on the date of grant.

(3)	Option granted pursuant to Mr. Shulman’s employment arrangement with our company. Under the terms of this arrangement, we granted Mr. Shulman an option to purchase 50,000 shares of our common stock on May 8, 2006 at an exercise price equal to the fair market value of our common stock on the date of grant, and we agreed to grant Mr. Shulman additional 50,000 share stock options on each of May 8, 2007 and May 8, 2008, provided that he remains an employee of ours on such dates. Each of these options vests or will vest in three equal annual installments commencing on the one-year anniversary of the date of grant and has or will have an exercise price equal to the fair market value of our common stock on the date of grant.
Global Traffic Network, Inc. 2005 Stock Incentive Plan
     On September 30, 2005, we adopted the 2005 Plan and our stockholders approved the 2005 Plan’s adoption on the same date. The 2005 Plan authorizes the granting of stock based awards to purchase up to 1,200,000 shares of our common stock, of which a total of 735,000 shares are subject to outstanding options. Under the 2005 Plan, our Board of Directors or a committee of two or more non-employee directors designated by our board administers the 2005 Plan. As such, the board or compensation committee, as applicable, has the power to grant awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2005 Plan. Awards may be made to our employees, directors and consultants. The types of awards that may be granted under the 2005 Plan include incentive and non-qualified stock options, restricted and unrestricted stock, stock appreciation rights, performance shares and other stock-based awards. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Board of Directors or committee thereof in its sole discretion.
     In the event of a sale or merger of the company, the Board of Directors or applicable committee may take any action with respect to outstanding awards that it deems equitable, including providing for the assumption or substitution of outstanding awards, or the acceleration or termination of unvested awards. The Board of Directors may amend or discontinue the 2005 Plan at any time, except as would impair the rights with respect to any awards outstanding under the plan.

Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table includes certain information as of June 30, 2007 with respect to the value of all unexercised stock options previously awarded to the named executive officers. All stock options identified in the following table were granted under the 2005 Plan.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option
	(#)	(#)	Option Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
William L. Yde III	0	0	—	—
Scott E. Cody	33,334	66,666 (1)	$5.00	March 23, 2016
Scott E. Cody	0	100,000 (2)	$5.25	March 29, 2017
Dale C. Arfman	0	0	—	—
Ivan N. Shulman	16,667	33,333 (3)	$6.28	May 8, 2016
Ivan N. Shulman	16,667	33,333 (4)	$4.66	December 8, 2016
Ivan N. Shulman	0	50,000 (5)	$7.05	May 8, 2017
William Pezzimenti	16,667	33,333 (6)	$5.00	March 23, 2016

(1)	Vests with respect to 33,333 shares on each of March 23, 2008 and March 23, 2009.

(2)	Vests with respect to 33,333 shares on each of March 29, 2008 and March 29, 2009 and with respect to 33,334 shares on March 29, 2010.

(3)	Vests with respect to 16,667 shares on May 8, 2008 and with respect to 16,666 shares on May 8, 2009.

(4)	Vests with respect to 16,667 shares on December 8, 2008 and with respect to 16,666 shares on December 8, 2009.

(5)	Vests with respect to 16,667 shares on each of May 8, 2008 and May 8, 2009 and with respect to 16,666 shares on May 8, 2010.

(6)	Vests with respect to 16,667 shares on March 23, 2008 and with respect to 16,666 shares on March 23, 2009.
Potential Payments Upon Termination or Change-in-Control
     In the event we terminate Mr. Yde’s employment for “cause,” Mr. Yde will only be entitled to compensation and benefits accrued through the effective date of termination. In the event that we terminate Mr. Yde’s employment without “cause” or if Mr. Yde terminates his employment as a result of our material breach of the agreement, Mr. Yde will also be entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for 18 months following the effective date of termination. The term “ cause ” under Mr. Yde’s employment agreement includes the following events: (i) Mr. Yde’s conviction of a felony; (ii) Mr. Yde’s material breach of the employment agreement; (iii) Mr. Yde’s material violation of a company policy that has a materially adverse effect on our company; (iv) Mr. Yde’s failure to perform his duties as our company’s President and Chief Executive Officer as required by the employment agreement, which failure has not been cured following ten days after written notice is given; or (v) Mr. Yde’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance. If Mr. Yde’s employment had been terminated without “cause” as of June 30, 2007 (our most recent fiscal year end), we would have been required to make

$600,000 of aggregate severance payments to Mr. Yde, which would have been payable in installments over 18 months in accordance with our normal payroll business practices.
     In the event we terminate Mr. Cody’s employment for “cause,” Mr. Cody will only be entitled to compensation and benefits accrued through the effective date of termination. In the event that we terminate Mr. Cody’s employment without “cause” or if Mr. Cody terminates his employment as a result of our material breach of the employment agreement or our requiring him to report directly to anyone other than our Chief Executive Officer, President or our Board of Directors, Mr. Cody will also be entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for the remaining term of the employment agreement. If we determine not to renew Mr. Cody’s employment agreement, we are required to provide Mr. Cody with notice of such determination six months prior to the expiration of the agreement or to continue to pay Mr. Cody his then current annualized salary for a period of six months following such expiration. The term “cause” under Mr. Cody’s employment agreement includes the following events: (i) Mr. Cody’s conviction of a felony; (ii) Mr. Cody’s material breach of the employment agreement; (iii) Mr. Cody’s material violation of a company policy that has a materially adverse effect on our company; (iv) Mr. Cody’s failure to perform his duties as our company’s Chief Financial Officer and Chief Operating Officer as required by the employment agreement, which failure has not been cured following ten days after written notice is given; or (v) Mr. Cody’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance. If Mr. Cody’s employment had been terminated without “cause” as of June 30, 2007 (our most recent fiscal year end), we would have been required to make $525,000 of aggregate severance payments to Mr. Cody, which would have been payable in installments through March 29, 2009 in accordance with our normal payroll business practices.
     In the event we terminate Mr. Arfman’s employment for “cause,” Mr. Arfman will only be entitled to compensation and benefits accrued through the effective date of termination. In the event that we terminate Mr. Arfman’s employment without “cause” or if Mr. Arfman terminates his employment as a result of our material breach of the agreement, Mr. Arfman will also be entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for 18 months following the effective date of termination. The term “cause” under Mr. Arfman’s employment agreement includes the following events: (i) Mr. Arfman’s conviction of a felony; (ii) Mr. Arfman’s material breach of the employment agreement; (iii) Mr. Arfman’s material violation of a company policy that has a materially adverse effect on our company; (iv) Mr. Arfman’s failure to perform his duties as our company’s Treasurer and Secretary as required by the employment agreement, which failure has not been cured following ten days after written notice is given; or (v) Mr. Arfman’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance. If Mr. Arfman’s employment had been terminated without “cause” as of June 30, 2007 (our most recent fiscal year end), we would have been required to make $262,500 of aggregate severance payments to Mr. Arfman, which would have been payable in installments over 18 months in accordance with our normal payroll business practices.
     Severance Agreement with Kenneth A. Casseri
     On January 16, 2007, we entered into a severance agreement with Mr. Casseri pursuant to which he resigned as an officer of Canadian Traffic Network, effective immediately, and as an employee of our company effective January 31, 2007. Under the severance agreement, we agreed to pay Mr. Casseri his regular salary through January 31, 2007 and agreed to make a one-time $150,000 cash severance payment to Mr. Casseri on February 1, 2007. In addition, we agreed to reimburse Mr. Casseri for the entire remaining amount of his automobile lease payments during the current term of his automobile lease, which totaled $19,320 at the time he resigned as an employee of our company. In connection with entering into the severance agreement, Mr. Casseri agreed to increase the term of his confidentiality, non-competition and non-solicitation agreement, which now extends until January 31, 2009.

Director Compensation — Fiscal 2007
Director Compensation — Fiscal 2007

		Option
	Fees Earned or	Awards	All Other
Name	Paid in Cash ($)	($)(1)	Compensation ($)	Total ($)
Gary O. Benson(2)	$3,000	$34,433	—	$37,433
Shane Coppola(2)	$3,000	$35,700	—	$38,700
Robert L. Johander(3)	$3,000	$0	—	$3,000
Stuart R. Romenesko(2)	$0	$15,582	—	$15,582
Gary L. Worobow(2)	$3,000	$27,732	—	$30,732

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123(R). Assumptions used in calculating this amount are included in Note 12 to our audited financial statements for the fiscal year ended June 30, 2007.

(2)	As of June 30, 2007, the director held stock options to purchase up to a total of 50,000 shares of our common stock.

(3)	Mr. Johander held no stock options as of June 30, 2007.
     Our non-employee directors are entitled to receive $3,000 for each board meeting attended in person and $1,000 for each committee meeting attended. Our non-employee directors have elected to forego any compensation for participating in Board of Directors and committee meetings telephonically until such time as we become profitable over the course of an entire fiscal year, at which time the Board of Directors may reconsider the structure of its director compensation. Upon the effective date of our initial public offering, Mr. Gary O. Benson, one of our non-employee directors, received an option to purchase 50,000 shares of our common stock. This option has an exercise price equal to $5.00 (the initial public offering price of our common stock) and vests in three equal annual installments commencing on the one-year anniversary of the date of grant. In connection with their respective appointments to the Board of Directors, Messrs. Shane E. Coppola, Gary L. Worobow and Stuart R. Romenesko each received similar options to purchase 50,000 shares of our common stock. Such options have exercise prices equal to the fair market value of our common stock as of the date of grant.
     Director compensation will be subject to review and adjustment from time to time at the discretion of our Board of Directors.
Compensation Committee Interlocks and Insider Participation
     During the fiscal year ended June 30, 2007, the compensation committee of our Board of Directors was comprised of Messrs. Coppola and Worobow, and Mr. Robert L. Johander. Mr. Johander, who was a co-founder of our company and served as Vice Chairman of our Board of Directors, passed away on November 26, 2007. There are no relationships among these individuals, the members of the Board of Directors or executive officers of ours that require disclosure under Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Limitation of Liability and Indemnification of Officers and Directors; Commission Position on Indemnification for Securities Act Liabilities
     Under our certificate of incorporation, we are required to indemnify and hold harmless, to the fullest extent permitted by law, each person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the certificate of incorporation, we are required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by our Board of Directors.
     In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or to our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of its stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:
•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Three)
     The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. The Company’s independent accountants play an important part in the Company’s system of financial control. In accordance with the duties set forth in its written charter, the audit committee of the Company’s Board of Directors has appointed BDO Kendalls (formerly BDO) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008. BDO Kendalls is based in Australia, where the Company currently generates a majority of the revenue from its operations. Therefore, the Company does not expect that a representative of BDO Kendalls will be present at the Annual Meeting to make statements or to respond to questions from stockholders.
     If the stockholders do not ratify the appointment of BDO Kendalls, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of BDO Kendalls by the stockholders, the audit committee, in its discretion, may direct the appointment of new independent accountants at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.
Fees billed to Company by Its Independent Registered Public Accounting Firm
     The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by BDO Kendalls during the fiscal years ended June 30, 2005, 2006 and 2007. These fees are generally invoiced in Australian dollars and have been translated into United States dollars utilizing the exchange rates in effect when the fees were incurred.

	Fiscal Year	Fiscal Year	Fiscal Year
	Ended June 30,	Ended June 30,	Ended June 30,
	2007	2006	2005
Audit Fees(1)	$370,501	$307,174	$217,467
Audit-Related Fees (2)	0	0	0
Tax Fees (3)	0	0	0
All Other Fees (4)	0	0	0
Total Fees	$370,501	$307,174	$307,174

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. Included in these fees are $162,569 and $33,163 for the fiscal years ended June 30, 2006 and 2005, respectively, associated with the filing of the registration statement under the Securities Act on Form S-1 (File No. 333-130417) effective on March 23, 2006 in connection with our initial public offering of stock. Included in these fees is $117,232 for the fiscal year ended June 30, 2007 associated with the filing of the registration statement under the Securities Act on Form S-1 in connection with our follow-on offering of stock which closed July 31, 2007.

(2)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.
     The audit committee of the Board of Directors has reviewed the services provided by BDO Kendalls during the fiscal year ended June 30, 2007 and the fees billed for such services. After consideration, the audit committee has determined that the receipt of these fees by BDO Kendalls is compatible with the provision of independent audit services. The audit committee discussed these services and fees with BDO Kendalls and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy
     The written charter of the audit committee provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered certified public accounting firm under applicable rules and regulations must be pre-approved by the audit committee or by designated members of the audit committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. Since the date of our initial public offering, all services performed by BDO Kendalls during the fiscal years ended June 30, 2007 and 2006 were pre-approved in accordance with the written charter.
     Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered certified public accounting firm in the following fiscal year will be presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted.
     Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the audit committee. The Chairman must update the audit committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

OTHER MATTERS
Executive Officers of the Company

		Principal Occupation, Business Experience for the
Name and Title	Age	Past Five Years and Directorships of Public Companies
William L. Yde III President and Chief Executive Officer	55	See “Election of Directors (Proposal Two)” — above.

Scott E. Cody Chief Financial Officer and Chief Operating Officer	42	Scott E. Cody joined us in June 2005 and was appointed Chief Financial Officer and Chief Operating Officer by the Board of Directors in September 2005. Prior to joining us, Mr. Cody held various positions with Metro Networks, Inc., serving as Vice President of Finance from 1997 to June 2002 and Senior Vice President of Business Development from July 2002 to June 2005. Prior to joining Metro Inc., Mr. Cody was Vice President of Finance for Tele-Media Broadcasting Company.

Dale C. Arfman Treasurer and Secretary	54	See “Election of Directors (Proposal Two)” — above.

Ivan N. Shulman Senior Vice President and Director of International Sales	45	Ivan N. Shulman commenced his employment with us and was appointed Senior Vice President and Director of International Sales in May 2006 after serving as a member of our Board of Directors from September 2005 through May 2006. Mr. Shulman was the owner of The Sports House from March 2003 to August 2007, prior to which time he held various positions with Metro Networks, Inc., serving most recently as the Senior Vice President of Marketing from 1997 to January 2003, Vice President of Marketing from 1995 to 1997 and Vice President of Merchandising from 1994 to 1995.

William Pezzimenti President and Director of The Australia Traffic Network Pty Limited	57	William Pezzimenti currently serves as the President and a member of the Board of Directors of The Australia Traffic Network Pty Limited, having served as a sales representative since February 1998 and as sales director since March 2000. Prior to joining Australia Traffic Network, Mr. Pezzimenti was the manager of retail development for the CBS television affiliate in Buffalo, New York.

Board of Directors and Committees
     Board of Directors
     The Company’s Board of Directors is currently comprised of six members, each of which is identified under Proposal Two (“Election of Directors”) above. The following directors, which constitute a majority of the Board, are “independent directors” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards: Gary O. Benson, Shane E. Coppola, Stuart R. Romenesko and Gary L. Worobow. The Board of Directors held six meetings during fiscal 2007 and took action by written action in lieu of a meeting two times. The Company has a standing audit committee, compensation committee, and corporate governance and nominating committee. Each member of the Board of Directors attended at least 75% of the board meetings and meetings of committees to which they belong. The Company encourages all members of the Board of Directors to attend the Company’s annual stockholders’ meetings. At the time of the annual meeting of stockholders held December 8, 2006, which was the Company’s most recent annual stockholders’ meeting, the Company had five directors and all five directors attended the meeting.
     Audit Committee of the Board of Directors
     The Company has established a three-member audit committee within the Board of Directors that currently consists of Chairman Stuart R. Romenesko, and Messrs. Shane E. Coppola and Gary O. Benson. The audit committee operates under a written charter adopted by the Board of Directors, a current copy of which was attached as Appendix A to the proxy statement for the Company’s 2006 annual shareholders’ meeting and is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”). As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to oversee the Company’s financial reporting process and internal control system; (ii) reviewing and apprising the audit performed by the Company’s independent accountants; and (iii) providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The charter also requires that the audit committee, among other things, review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent accountants, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The audit committee held five meetings during fiscal 2007.
     Compensation Committee of the Board of Directors
     The Company has established a two-member compensation committee within the Board of Directors that currently consists of Messrs. Shane E. Coppola and Gary L. Worobow. The compensation committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”). The compensation committee approves the compensation of the Company’s Chief Executive Officer, develops policies and programs governing the compensation of all Company’s executives that support corporate objectives and the long-term interests of stockholders and administers the Company’s incentive compensation plans. The compensation committee held one meeting during fiscal 2007.

Compensation Committee Processes and Procedures for the Consideration and Determination of Executive Officer and Director Compensation
     Pursuant to the authority granted under its written charter, the compensation committee is responsible for reviewing, approving and communicating to the Board of Directors all decisions on major compensation plans and other related programs of the Company. As it relates to the compensation of our Chief Executive Officer, the compensation committee is charged with, among other things, annually reviewing and approving Company goals and objectives relevant to our Chief Executive Officer’s compensation level, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and recommending to the Board of Directors the appropriate amount of salary, bonus and equity incentive awards to be paid and/or awarded to our Chief Executive Officer. The compensation committee is also responsible for reviewing the Chief Executive Officer’s recommendations regarding the compensation of our other executive officers, reviewing and approving executive employment agreements and, where applicable, severance arrangements, and granting equity incentive awards under our 2005 Stock Incentive Plan.
     In making compensation recommendations and determinations, the compensation committee reviews information prepared or requisitioned by the chair of our compensation committee, which has included material such as benchmark information, historical compensation data, performance metrics and criteria and, if applicable, the Board of Director’s assessment of our company’s performance against its goals. In fiscal 2007, the compensation committee studied the results of a compensation study prepared by the committee’s chair. The study included information related to executive compensation for more than 50 public companies listed on the Nasdaq Stock Market and focused on companies classified in a similar field of industry, which the compensation committee has identified as media, telecommunications and/or information delivery services depending on the information source. The compensation committee considered this information along with recommendations from the Company’s Chief Executive Officer. Individual discretionary bonus determinations have taken into account an executive officer’s position and level of responsibility, along with the executive’s performance during the previous fiscal year. Awards of equity incentive compensation, which to date have been comprised of stock options, have taken into account the executive officer’s and the Company’s performance during the previous fiscal year and his potential to influence the Company’s operations in the future. The compensation committee has not based its considerations on any single performance factor nor has it specifically assigned relative weights to factors, but rather has considered a mix of factors and have evaluated both the Company’s and the individual’s performance against that mix.
     Corporate Governance and Nominating Committee of the Board of Directors
     The Company has established a corporate governance and nominating committee within the Board of Directors that consists of Messrs. Gary O. Benson and Gary L. Worobow, each of whom satisfies the independence requirements of The Nasdaq Stock Market rules. The primary role of the corporate governance and nominating committee is to assist the Board of Directors in the areas of Board and committee membership selection and rotation practices, to evaluate overall Board effectiveness, to review and consider developments in corporate governance practices. The corporate governance and nominating committee’s goal is to assure that the composition, practices and operation of the Board of Directors contribute to value creation and effective representation of the Company’s stockholders. The corporate governance and nominating committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”). The corporate governance and nominating committee held one meeting during fiscal 2007.

     The corporate governance and nominating committee (or a subcommittee thereof) will recruit and consider director candidates and present qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
     The corporate governance and nominating committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of stockholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the corporate governance and nominating committee approves a candidate for further review following an initial screening, the corporate governance and nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the corporate governance and nominating committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the corporate governance and nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance and nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance and nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.
     Recommendations for candidates to be considered for election to the Board at the Company’s annual stockholders’ meeting may be submitted to the corporate governance and nominating committee by the Company’s stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the corporate governance and nominating committee, in care of the Company’s Secretary at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the corporate governance and nominating committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:
•	The name and address of the nominating stockholder and of the director candidate;

•	A representation that the nominating stockholder is a holder of record of the Company entitled to vote at the current year’s annual meeting;

•	A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director of the Company if so elected.
     The corporate governance and nominating committee held no meetings during fiscal 2007 and took action by written action in lieu of a meeting one time.

Ability of Stockholders to Communicate with the Company’s Board of Directors
     The Company’s Board of Directors has established several means for stockholders and others to communicate with the Company’s Board of Directors. If a stockholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Company’s audit committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the corporate governance and nominating committee in care of the Company’s Secretary at the Company’s headquarters address. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All stockholder communications will be sent to the applicable director(s).
Report of the Audit Committee
     The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2007 and discussed them with management.
     The audit committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended.
     The audit committee has received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s registered public accounting firm their independence.
     The audit committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2007 be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Audit Committee:

Stuart R. Romenesko
Shane E. Coppola
Gary O. Benson

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF
     The Company has outstanding one class of voting securities, common stock, $0.01 par value per share, of which 18,045,000 shares were outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of stockholders.
     The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each named executive officer for whom compensation information is included in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. To our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as indicated by footnote and subject to community property laws where applicable. Percentage ownership is based on 18,045,000 shares outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable as of the Record Date, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the address of each of the following persons is 880 Third Avenue, 6th Floor, New York, New York 10022.

	Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned		of Total
William L. Yde III	3,725,786	(1)	20.65%

Dale C. Arfman	2,512,417		13.92%

Scott E. Cody	33,333	(2)	*

Ivan N. Shulman	33,334	(3)	*

William Pezzimenti	16,667	(4)	*

Gary O. Benson	66,667	(4)	*

Shane E. Coppola	16,667	(4)	*

Stuart R. Romenesko	16,667	(4)	*

Gary L. Worobow	16,667	(4)	*

All Directors and Named Executive Officers as a group (9 people)	6,438,205	(5)	35.38%

Metro Networks Communications, Inc. (6)(7)	1,540,195	(7)	8.54%
40 West 57th Street, 15th Floor New York, NY 10019

*	Less than 1%

(1)	Includes 2,721,747 shares that have been pledged as security for a loan. Also includes an aggregate of 1,004,039 shares held by third parties which Mr. Yde has the power to vote under separate voting agreements.

(2)	Includes 33,333 shares issuable upon the exercise of options are that are currently exercisable or will become exercisable within the next 60 days.

(3)	Includes 33,334 shares issuable upon the exercise of options are that are currently exercisable or will become exercisable within the next 60 days.

(4)	Includes 16,667 shares issuable upon the exercise of options are that are currently exercisable or will become exercisable within the next 60 days.

(5)	Includes 150,002 shares issuable upon the exercise of options are that are currently exercisable or will become exercisable within the next 60 days.

(6)	Metro Networks Communications, Inc., a Maryland corporation, is a direct wholly-owned subsidiary of Metro Networks, Inc., which is a direct wholly-owned subsidiary of Westwood One, Inc.

(7)	Based on the most recent report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, or the most recent Schedule 13D, 13F or 13G filed with the Securities and Exchange Commission, as applicable.

CERTAIN TRANSACTIONS
     In accordance with the written charter of our audit committee, our audit committee(with the concurrence of a majority of our independent directors) is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions.
     We are a Delaware corporation established on May 16, 2005 to be a holding company. We currently have three wholly-owned subsidiaries. We conduct our Canadian business operations through Global Traffic Canada, Inc. (“Global Canada”) which operates through its wholly-owned subsidiary, Canadian Traffic Network ULC (“Canadian Traffic Network”). Our Australian business operations are conducted through The Australia Traffic Network Pty Limited (“Australia Traffic Network”). We conduct our operations in the United Kingdom through our wholly-owned subsidiary, Global Traffic Network (UK) Limited (“UK Traffic Network”). Prior to the March 23, 2006 effective date of our initial public offering, Australia Traffic Network was a separate entity controlled by the same shareholder base that controlled us. Pursuant to the Securities Exchange Agreement, we entered into the Share Exchange, whereby we exchanged 4,000,000 shares of our common stock and issued an aggregate of $1.4 million in promissory notes to the shareholders of Australia Traffic Network for all of the outstanding ordinary shares of Australia Traffic Network, after which Australia Traffic Network became our wholly-owned subsidiary. The promissory notes, which were intended to cover the estimated tax consequences to such shareholders of the share exchange, were repaid in their entirety on March 29, 2006 out of the net proceeds of our initial public offering. William L. Yde III, our Chairman, Chief Executive Officer and President, Dale C. Arfman, our Treasurer, Secretary and a member of our Board of Directors, and Metro Networks Communications, Inc. (“Metro Inc,”), each a former shareholder of Australia Traffic Network, received payments of $486,170, $413,810 and $253,679, respectively, in connection with the repayment of these promissory notes.
     Prior to the closing of our initial public offering, Australia Traffic Network issued notes payable to its shareholders from time to time in order to fund the development of our operations and fund the on-going cash requirements of our business operations. During September 2005, all outstanding shareholder notes payable and all accrued interest thereon were repaid in full.
     Australia Traffic Network has historically paid dividends to its shareholders to cover the shareholders’ estimated United States tax liabilities for the preceding calendar year. Since July 1, 2004 to date, The Australia Traffic Network has declared dividends of approximately $233,000 in the aggregate to its shareholders. Of such amount, Messrs. Yde and Arfman and Metro Inc. received approximately $75,000, $69,000 and $42,000 respectively.
     Prior to our initial public offering, Messrs. Yde and Arfman received the substantial majority of their compensation pursuant to payments that Australia Traffic Network made under a management agreement with Wisconsin Information Services, Inc. dba Milwaukee Traffic Network (“Milwaukee Traffic Network”), of which Messrs. Yde and Arfman are each 50% shareholders. Pursuant to the management agreement, Australia Traffic Network paid Milwaukee Traffic Network approximately $38,000 monthly for the services of Messrs. Yde and Arfman, together with incentive amounts determined from time to time by the Board of Directors of Australia Traffic Network. The management agreement was terminated on March 31, 2006. During the fiscal year ended June 30, 2006, The Australia Traffic Network paid Milwaukee Traffic Network approximately $337,000.
     From May 16, 2005 (the date of our inception) through March 23, 2006 (the date of the Share Exchange), we made advances to and received advances from Australia Traffic Network in the ordinary course of business. During this time, Australia Traffic Network was a separate entity controlled by the same shareholder base that controls us. Upon completion of the Share Exchange, Australia Traffic Network became our wholly-owned subsidiary and all inter-company balances were eliminated for financial reporting purposes.
     On November 9, 2005, Canadian Traffic Network entered into a Senior Note Purchase Agreement (the “Loan Agreement”) with Metro Inc. Pursuant to the Loan Agreement, Canadian Traffic Network borrowed $2.0 million pursuant to a promissory note. The note accrued interest at an annual rate of ten percent and matured and was payable in full on March 29, 2007 (the first anniversary of the closing of our initial public offering). The Loan Agreement contained typical loan terms regarding the provision of financial information to Metro Inc. on a scheduled basis, approval by Metro Inc. of business activities out of the ordinary course of business, Canadian Traffic Network’s agreement not to make material changes in its business or to operate out of its ordinary course of business and Canadian Traffic Network’s agreement to refrain from incurring indebtedness, excepting certain permitted indebtedness. Additionally, Canadian Traffic Network agreed not to compete with Metro Inc. or its related affiliates in the United States. Canadian Traffic Network granted a security interest to Metro Inc. in all of its assets, except for future acquired helicopters financed by unrelated third-parties, as security for the loan. We agreed to guarantee Canadian Traffic Network’s obligations under the Loan Agreement, as did Global Canada and Australia Traffic Network. Canadian Traffic Network incurred approximately $126,000 and $38,000 of interest expense under this shareholder note payable for the years ended June 30, 2006 and June 30, 2007, respectively. The promissory note was repaid in full on September 7, 2006.
     On November 9, 2005, and in connection with the Loan Agreement, Canadian Traffic Network and an affiliate of Metro Inc. entered into a Mutual Sales Representation Agreement. Under this agreement, Canadian Traffic Network uses its commercially reasonable efforts to sell United States based advertising time of the Metro Inc. affiliate to our advertising clients in Canada and the Metro Inc. affiliate likewise uses its commercially reasonable efforts to sell our Canadian based advertising to United States-based advertising clients of the Metro Inc. affiliate. Each party receives a minority percentage of revenues generated from their sale of the other party’s advertising time. The agreement also prohibits us from competing with Metro Inc. in the United States. The agreement extends for three years and is renewable for successive one-year periods unless notice is given 90 days prior to the agreement’s expiration. For the years ended June 30, 2006 and June 30, 2007, respectively, Canadian Traffic Network recognized approximately $44,000 and $86,000 of revenue and incurred approximately $1,000 and $0 of expense due to bad debt under the Mutual Sales Representation Agreement.
     Also on November 9, 2005, Canadian Traffic Network additionally entered into a three year Traffic Data Agreement with an affiliate of Metro Inc. Under this agreement, Canadian Traffic Network provides non-exclusive access to the traffic data generated and gathered by Canadian Traffic Network to the affiliate of Metro Inc. free of charge. The affiliate of Metro Inc. is permitted to disseminate and sell this data other than for broadcast on Canadian radio and television stations. We are not currently providing data under this agreement.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     On May 14, 2007, Ivan N. Shulman filed a Form 4 reporting his receipt of two separate stock option grants that were made on December 8, 2006 and May 8, 2007. Scott E. Cody received a stock option grant on March 29, 2007 that was reported on a Form 4 filed one day late, on April 4, 2007. Except as set forth above, and based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2007.
PROPOSALS OF STOCKHOLDERS
     Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to Dale C. Arfman, Secretary, Global Traffic Network, Inc., 880 Third Avenue, 6th Floor, New York, New York 10022, by September 10, 2008. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.
DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS
     Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. If during the prior year the Company did not hold and annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then a proponent must notify the Company within a reasonable time before the Company sends its proxy materials for the current year.

     With respect to the Company’s 2008 annual stockholders’ meeting, if the Company has not been provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by November 24, 2008, the management proxies will be allowed to use their discretionary authority as outlined above. If the date of the 2008 annual stockholders’ meeting changes more than 30 days from the date of the 2007 annual stockholders’ meeting, then a proponent must notify the Company within a reasonable time before the Company sends its proxy materials for the 2008 annual stockholders’ meeting.
SOLICITATION
     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by facsimile, email or by special letter.
     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Dale C. Arfman
Treasurer and Secretary

APPENDIX A
AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger (the “Plan”) is adopted as of ___, 200___, by and between Global Traffic Network, Inc., a Delaware corporation (“Global Delaware”), and Global Traffic Network, Inc., a Nevada corporation and a wholly owned subsidiary of Global Delaware (“Global Nevada”).
     WHEREAS, Global Delaware is a corporation duly organized and existing under the laws of the State of Delaware;
     WHEREAS, Global Nevada is a corporation duly organized and existing under the laws of the State of Nevada;
     WHEREAS, on the date hereof, Global Delaware has authority to issue One Hundred Ten Million (110,000,000) shares of capital stock consisting of One Hundred Million (100,000,000) shares of common stock, $.001 par value per share (“Delaware Common Stock”), of which 18,045,000 shares of issued and outstanding, and Ten Million (10,000,000) shares of preferred stock, $.001 par value per share;
     WHEREAS, on the date hereof, Global Nevada has authority to issue One Hundred Ten Million (110,000,000) shares of capital stock consisting of One Hundred Million (100,000,000) shares of common stock, $.001 par value per share (“Nevada Common Stock”), and Ten Million (10,000,000) shares of preferred stock, $.001 par value per share;
     WHEREAS, on the date hereof, One (1) share of Nevada Common Stock is issued and outstanding and is owned by Global Delaware;
     WHEREAS, the respective boards of directors of Global Nevada and Global Delaware have determined that, for the purpose of effecting the reincorporation of Global Delaware in the State of Nevada, it is advisable and in the best interests of such corporations and their respective shareholders that Global Delaware merge with and into Global Nevada upon the terms and conditions herein provided;
     WHEREAS, the respective boards of directors of Global Nevada and Global Delaware have approved this Plan; and
     WHEREAS, the respective shareholders of Global Nevada and Global Delaware have approved this Plan.
     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Global Delaware and Global Nevada hereby agree to merge as follows:
     1. Merger. Subject to the terms and conditions hereinafter set forth, Global Delaware shall be merged with and into Global Nevada, with Global Nevada to be the surviving corporation in the merger (the “Merger”). The Merger shall be effective on the later of the date and time (the “Effective Time”) that a properly executed certificate of merger consistent with the terms of this Plan and Section 252 of the Delaware General Corporation Law (the “DGCL”) is filed with the Secretary of State of Delaware or articles of merger are filed with the Secretary of the State of Nevada as required by Section 92A.200 of the Nevada Revised Statutes (the “NRS”).

     2. Principal Office of Global Nevada. The address of the principal office of Global Nevada is 252 School Street, Howard, Pennsylvania 16841, with a mailing address at P.O. Box 442, 252 School Street, Howard, Pennsylvania 16841.
     3. Corporate Documents. The Articles of Incorporation of Global Nevada, as in effect immediately prior to the Effective Time, shall continue to be the Articles of Incorporation of Global Nevada as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of Global Nevada, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of Global Nevada as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.
     4. Directors and Officers. The directors and officers of Global Delaware at the Effective Time shall be and become directors and officers, holding the same titles and positions, of Global Nevada at the Effective Time, and after the Effective Time shall serve in accordance with the Bylaws of Global Nevada.
     5. Succession. At the Effective Time, Global Nevada shall succeed to Global Delaware in the manner of and as more fully set forth in Section 259 of the DGCL and in Section 92A.250 of the NRS.
     6. Further Assurances. From time to time, as and when required by Global Nevada or by its successors and assigns, there shall be executed and delivered on behalf of Global Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confer of record or otherwise in Global Nevada the title to and possession of all the interests, assets, rights, privileges, immunities, powers, franchises and authority of Global Delaware, and otherwise to carry out the purposes and intent of this Plan, and the officers and directors of Global Nevada are fully authorized in the name and on behalf of Global Delaware or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.
     7. Common Stock of Global Delaware. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Delaware Common Stock outstanding immediately prior thereto shall be changed and converted automatically into one fully paid and nonassessable share of Nevada Common Stock.
     8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Delaware Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Nevada Common Stock into which the shares of the Delaware Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Global Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Global Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.
     9. Options; Warrants. Each option, warrant or other right to purchase shares of Delaware Common Stock, which are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option, warrant or right to purchase one share of Nevada Common Stock at an exercise or purchase price per share equal to the exercise or purchase price applicable to the option, warrant or other right to purchase Delaware Common Stock.
     10. Common Stock of Global Nevada. At the Effective Time, the previously outstanding One (1) share of Nevada Common Stock registered in the name of Global Delaware shall, by reason of the Merger, be reacquired by Global Nevada, shall be retired and shall resume the status of authorized and unissued shares of Nevada Common Stock, and no shares of Nevada Common Stock or other securities of Global Nevada shall be issued in respect thereof.
     11. Amendment. The boards of directors of Global Delaware and Global Nevada may amend this Plan at any time prior to the Merger, provided that an amendment made subsequent to the adoption of the Plan by the sole shareholder of Global Nevada or the stockholders of Global Delaware shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for the Delaware Common Stock, (ii) alter or change any term of the articles of incorporation of Global Nevada, as the surviving corporation to the Merger, or (iii) alter or change any of the terms and conditions of the Plan if such alteration or change would adversely affect the holders of Delaware Common Stock.
     12. Abandonment. At any time before the Effective Time, this Plan may be terminated and the Merger contemplated hereby may be abandoned by the Board of Directors of either Global Delaware or Global Nevada or both, notwithstanding approval of this Plan by the sole shareholder of Global Nevada or the stockholders of Global Nevada, or both.
     13. Rights and Duties of Global Nevada. At the Effective Time and for all purposes the separate existence of Global Delaware shall cease and shall be merged with and into Global Nevada which, as the surviving corporation, shall thereupon and thereafter possess all the rights, privileges, immunities, licenses and franchises (whether of a public or private nature) of Global Delaware; and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to Global Delaware shall continue and be taken and deemed to be transferred to and vested in Global Nevada without further act or deed; and the title to any real estate, or any interest therein, vested in Global Delaware shall not revert or be in any way impaired by reason of such Merger; and Global Nevada shall thenceforth be responsible and liable for all the liabilities and obligations of Global Delaware; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against Global Delaware may be prosecuted as if the Merger had not taken place, or Global Nevada may be substituted in the place of such corporation. Neither the rights of creditors nor any liens upon the property of Global Delaware shall be impaired by the Merger. If at any time Global Nevada shall consider or be advised that any further assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of

Global Delaware in Global Nevada according to the terms hereof, the officers and directors of Global Nevada are empowered to execute and make all such proper assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in Global Nevada, and otherwise to carry out the purposes of this Plan.
     14. Consent to Service of Process. Global Nevada hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Global Delaware, as well as for enforcement of any obligation of Global Nevada arising from the Merger. Global Nevada hereby irrevocably appoints the Secretary of State of the State of Delaware and the successors of such officer its attorney in the State of Delaware upon whom may be served any notice, process or pleading in any action or proceeding against it to enforce against Global Nevada any obligation of Global Delaware. In the event of such service upon the Secretary of State of the State of Delaware or the successors of such officer, such service shall be mailed to the principal office of Global Nevada at P.O. Box 442, 252 School Street, Howard, Pennsylvania 16841.
Signature Page Follows

     IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been duly approved by resolution of the Boards of Directors of Global Delaware and Global Nevada, has been executed on behalf of each of said two corporations by their respective duly authorized officers.

GLOBAL TRAFFIC NETWORK, INC. a Delaware corporation
By:
Scott E. Cody, Chief Financial Officer
and Chief Operating Officer

GLOBAL TRAFFIC NETWORK, INC. a Nevada corporation
By:
Scott E. Cody, Treasurer

Signature Page to Agreement and Plan of Merger

APPENDIX B
Articles of Incorporation
Of
Global Traffic Network, Inc.
(A Nevada corporation)

1.	Name of Corporation:	Global Traffic Network, Inc.

2.	Resident Agent Name and Street Address:	CSC Services of Nevada, Inc. 502 East John Street, Carson City, Nevada 89706

3.	Shares:	Number of shares with par value: 110,000	Par value Per share: $.001	Number of shares Without par value:

4.	Name and Addresses of the Board of Directors/Trustees:	William L. Yde III 2901 Cherry Creek Circle, Las Vegas, NV 89135

5.	Purpose:	The purpose of this Corporation shall be: All lawful activities permitted under the laws of the State of Nevada

6.	Name, Address and Signature of	Alan M. Gilbert, Esq.	/s/ Alan M. Gilbert, Esq.

	Incorporator:		Signature

90 S. 7th Street, Suite 3300, Minneapolis, MN 55402

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above name corporation.

		/s/ C. Woodgate		12/12/07

		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

Articles of Incorporation
Of
Global Traffic Network, Inc.
(Continued)
     3. Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares consisting of: One Hundred Million (100,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Ten Million (10,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).
     The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (“Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:
     a. The designation of the series;
     b. The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;
     c. The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;
     d. The redemption rights, if any, and price or prices for shares of the series;
     e. The terms and amounts of any sinking fund provided for the purchase or redemption of the series;
     f. The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
     g. Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

     h. The voting rights, if any, of the holders of such series; and
     i. Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.
     8. Indemnification.
     8.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation (the “Board”).
     8.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.
     8.3 Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.’
     8.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Articles of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     8.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.
     8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
     8.7 Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
     9. Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board is expressly authorized to make, alter and repeal the By-laws.
     10. Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section.

APPENDIX C
BY-LAWS
of
GLOBAL TRAFFIC NETWORK, INC.
(A Nevada Corporation)

ARTICLE 1
DEFINITIONS
     As used in these By-laws, unless the context otherwise requires, the term:
     1.1 “Articles of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.
     1.2 “Assistant Secretary” means an Assistant Secretary of the Corporation.
     1.3 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.
     1.4 “Board” means the Board of Directors of the Corporation.
     1.5 “By-laws” means the initial by-laws of the Corporation, as amended from time to time.
     1.6 “Chairman” means the Chairman of the Board of Directors of the Corporation.
     1.7 “Corporation” means Global Traffic Network, Inc.
     1.8 “Directors” means directors of the Corporation.
     1.9 “Entire Board” means all then authorized directors of the Corporation.
     1.10 “General Corporation Law” means the general corporation law of the State of Nevada, as amended from time to time.
     1.11 “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.
     1.12 “President” means the President of the Corporation.
     1.13 “Secretary” means the Secretary of the Corporation.
     1.14 “Stockholders” means stockholders of the Corporation.
     1.15 “Treasurer” means the Treasurer of the Corporation.

     1.16 “Vice President” means a Vice President of the Corporation.
ARTICLE 2
STOCKHOLDERS
     2.1 Place of Meetings. Every meeting of Stockholders may be held at such place, within or without the State of Nevada, as may be designated by resolution of the Board from time to time.
     2.2 Annual Meeting. If required by applicable law, a meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other business may be transacted at the annual meeting.
     2.3 Special Meetings. Unless otherwise prescribed by applicable law, special meetings of Stockholders may be called at any time by the Board and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.
     2.4 Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Articles of Incorporation, to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be (x) in the case of clause (a)(i) above, more than 60 nor less than 10 days before the date of such meeting, (y) in the case of clause (a)(ii) above, more than 10 days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (a)(iii) or (b) above, more than 60 days prior to such action. If no such record date is fixed:
     2.4.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
     2.4.2 the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Articles of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

     2.4.3 the record date for determining Stockholders for any purpose other than those specified in Sections 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.
     2.5 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Articles of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given in writing signed by the President, Vice President, Secretary or any Assistant Secretary stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Articles of Incorporation or these By-laws, notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.
     2.6 Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Articles of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Articles of Incorporation or these By-laws.
     2.7 List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder’s agent, or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.
     2.8 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Articles of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
     2.9 Voting; Proxies. Unless otherwise provided in the Articles of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters, except as otherwise provided by the Articles of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period which may not exceed seven years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.
     2.10 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless otherwise required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
     2.11 Conduct of Meetings; Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Unless another officer is designated by the Board, at each meeting of Stockholders, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.
     2.12 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.
     2.13 Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding voting stock unless a different proportion of voting power is required to approve the action and the consent shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
ARTICLE 3
DIRECTORS
     3.1 General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Articles of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
     3.2 Number; Qualification; Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be Stockholders. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

     3.3 Newly Created Directorships and Vacancies. Unless otherwise provided by applicable law or the Articles of Incorporation, any newly created directorships resulting from an increase in the authorized number of Directors and vacancies occurring in the Board for any cause, may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining Director, or may be elected by a plurality of the votes cast at an annual or special meeting of the Stockholders. A Director so elected shall be elected to hold office until the expiration of the term of office of the Director whom he or she has replaced or until a successor is elected and qualified, or until the Director’s earlier death, resignation or removal.
     3.4 Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.
     3.5 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Nevada as may be determined from time to time by resolution of the Board.
     3.6 Special Meetings. Special meetings of the Board may be held at such times and at such places within or without the State of Nevada whenever called by the Chairman, the President or the Secretary or by any two or more Directors then serving as Directors on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.9 hereof other than by mail, or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving as Directors.
     3.7 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.
     3.8 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.9 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
     3.9 Notice Procedure. Subject to Sections 3.6 and 3.10 hereof, whenever, under applicable law, the Articles of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telecopy or, if consented to by the Director to whom notice is given, by other means of electronic transmission.

     3.10 Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Articles of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any waiver of notice unless so required by applicable law, the Articles of Incorporation or these By-laws.
     3.11 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
     3.12 Quorum of Directors. The presence of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.
     3.13 Action by Majority Vote. Except as otherwise expressly required by applicable law, the Articles of Incorporation or these By-laws, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.
     3.14 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
ARTICLE 4
COMMITTEES OF THE BOARD
     The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the

Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.
ARTICLE 5
OFFICERS
     5.1 Positions. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may elect, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Articles of Incorporation or these By-laws otherwise provide.
     5.2 Election. The officers of the Corporation shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.
     5.3 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The removal of an officer with or without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
     5.4 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
     5.5 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

     5.6 President. Unless a separate Chief Executive Officer has been appointed by the Board, the President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. Except as otherwise provided in Section 2.11, the President shall preside at all meetings of the Stockholders and shall also preside at all meetings of the Board at which the Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.
     5.7 Vice Presidents. At the request of the President, or, in the President’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board or by the President.
     5.8 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board or by the President.
     5.9 Treasurer. The Treasurer, who may also be the Chief Financial Officer, shall have charge and custody of, and be responsible for, all funds, securities and notes of the

Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board or by the President.
     5.10 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the Board or by the President.
ARTICLE 6
INDEMNIFICATION
     6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
     6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 6 or otherwise.

     6.3 Claims. If a claim for indemnification or advancement of expenses under this Article 6 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Articles of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.
     6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
     6.7 Other Indemnification and Prepayment of Expenses. This Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE 7
GENERAL PROVISIONS
     7.1 Certificates Representing Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Nevada law. Every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Corporation. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     7.2 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

     7.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
     7.5 Seal. The Board may provide for a corporate seal, in which case such corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     7.6 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board and may be changed by the Board.
     7.7 Amendments. These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board, but the Stockholders may make additional By-laws and may alter and repeal any By-laws whether adopted by them or otherwise.
     The undersigned officer of the corporation has set his hand to these bylaws and certified their date of adoption as indicated below.
Date of Adoption: December 12, 2007

/s/ Scott E. Cody
Scott E. Cody, Treasurer

GLOBAL TRAFFIC NETWORK, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
Wednesday, February 20, 2008
2:00 p.m.
The Four Seasons Hotel Las Vegas
3960 Las Vegas Boulevard South
Las Vegas, NV 89119

Global Traffic Network, Inc. 880 Third Avenue, 6th Floor New York, NY 10022	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned, a stockholder of Global Traffic Network, Inc., hereby appoints William L. Yde, III and Scott E. Cody, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of stockholders of Global Traffic Network, Inc. to be held at The Four Seasons Hotel Las Vegas, 3960 Las Vegas Boulevard South, Las Vegas, Nevada 89119, on Wednesday, February 20, 2008, at 2:00 p.m., and at any and all adjournments thereof.

See reverse for voting instructions.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR all Proposals. ..

The Board of Directors Recommends a Vote FOR ALL NOMINEES AND FOR ALL PROPOSALS. (1) Proposal to change the Company’s state of incorporation from Delaware to Nevada by merging the Company with a wholly-owned subsidiary pursuant an Agreement and Plan of Merger in the form attached as Appendix A to the proxy statement for the Annual Meeting ___FOR _ AGAINST _ ABSTAIN (2) Election of Directors _ FOR all nominees _ WITHHOLD all nominees AUTHORITY to vote for (except as marked to the contrary below) all nominees listed below: • William L. Yde III · Dale C. Arfman · Gary O. Benson • Shane E. Coppola · Stuart R. Romenesko · Gary L. Worobow INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below: (3) Proposal to ratify the appointment of BDO K endalls as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2008. ___FOR _ AGAINST _ ABSTAIN (4) Upon such other business as may properly come before the annual meeting or any adjournments thereof. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of stockholders. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director. Dated x x (Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).)